Exhibit 99.1

Highpower International Appointment of Mr. Sunny Pan as Chief Financial Officer

Mr. Pan Has Served as Interim CFO since August 2016

SAN FRANCISCO, USA and SHENZHEN, CHINA–February 15, 2017 - Highpower International, Inc. (NASDAQ: HPJ), a developer, manufacturer, and marketer of lithium and nickel-metal hydride (Ni-MH) rechargeable batteries, battery management systems, and a provider of battery recycling, announced today that it has appointed Mr. Sunny Pan as the Chief Financial Officer (the "CFO”), effective February 12, 2017. Mr. Pan has served as the Company’s Interim Chief Financial Officer since August 2016.

Mr. Sunny Pan has over 20 years' experience in Finance & IT management positions in several multi-national companies, and has worked with Highpower since January 2015 as Financial Controller and has served as General Manager of Huizhou Highpower Technology Co. Ltd. since January 2016. Prior to his position at Highpower, Mr. Sunny Pan served as Financial Controller for Philips Luminaire Manufacturing (Shenzhen) Co., Ltd. He has ACCA (UK) and CICPA (China) qualifications, and has extensive experience in OX IFRS / China GAAP / US GAAP. He holds a Bachelor's Degree from Shanxi Financial and Economical Institution and MBA from New York Institution of Technology (NYIT). Mr. Sunny Pan has no relation to Chairman George Pan at Highpower.

Mr. George Pan, Highpower’s Chairman and Chief Executive Officer, stated, “We are pleased to officially appoint Sunny as CFO. He has handled the role exceptionally since his appointment as Interim CFO last year, which provided Highpower with a seamless executive management transition. Sunny’s intimate knowledge of our operations and strong financial acumen are a valuable resource for the Company. He has continued to build out a strong financial and accounting team and we will rely on his professional leadership to guide Highpower while we expand and grow our market position as a leading battery manufacturer.”

Mr. Sunny Pan stated, “It is incredibly rewarding to work with a company that has not only been successful, but also has the potential for significant growth for many years to come. I feel privileged to have the opportunity to serve Highpower’s customers, employees, and shareholders.”

About Highpower International, Inc.

Highpower International was founded in 2001 and produces high-quality Nickel-Metal Hydride (Ni-MH) and lithium-based rechargeable batteries used in a wide range of applications such as electric buses, bikes, energy storage systems, power tools, medical equipment, digital and electronic devices, personal care products, and lighting, etc. Highpower’s target customers are Fortune 500 companies and top 20 companies in each vertical segment. With advanced manufacturing facilities located in Shenzhen, Huizhou, and Ganzhou of China, Highpower is committed to clean technology, not only in the products it makes, but also in the processes of production. The majority of Highpower International's products are distributed to worldwide markets mainly in the United States, Europe, China and Southeast Asia.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995 that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. . Such statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results to differ materially from the results expressed or implied by such statements., i For a discussion of risks and uncertainties see "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's public filings with the SEC. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward-looking information contained in this press release.

CONTACT:

Highpower International, Inc.

Sunny Pan

Chief Financial Officer

+86-755-8968-6521

ir@highpowertech.com

INVESTOR RELATIONS:

The Equity Group Inc.

In China

Katherine Yao, Senior Associate

+86-10-6587-6435

kyao@equityny.com

In U.S.

Adam Prior, Senior Vice President

+1 (212) 836-9606

aprior@equityny.com

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